                                                                    EXHIBIT 99.1


(ADVANCED ENERGY LOGO)


CONTACTS:
MIKE EL-HILLOW                                  CATHY KAWAKAMI
EXECUTIVE VICE PRESIDENT, CHIEF
  FINANCIAL OFFICER                             DIRECTOR OF INVESTOR RELATIONS
ADVANCED ENERGY INDUSTRIES, INC.                ADVANCED ENERGY INDUSTRIES, INC.
970-407-6570                                    970-407-6732
MIKE.EL-HILLOW@AEI.COM                          CATHY.KAWAKAMI@AEI.COM


FOR IMMEDIATE RELEASE


               ADVANCED ENERGY REPORTS FIRST QUARTER 2004 RESULTS

           RETURNS TO PROFITABILITY; POSTS NET INCOME OF $6.9 MILLION

FORT COLLINS, COLO., APRIL 15, 2004 -- Advanced Energy Industries, Inc. (Nasdaq:
AEIS) today reported financial results for the first quarter ended March 31, 2004. Advanced Energy offers a comprehensive suite of process-centered solutions critical to the production of semiconductors, flat panel displays, data storage products, architectural glass and other advanced product applications.

For the 2004 first quarter, revenues were $104.5 million, up 86 percent from $56.2 million for the first quarter of 2003, and up 40 percent compared to revenues of $74.7 million for the fourth quarter of 2003.

Net income for the first quarter of 2004 was $6.9 million or $0.21 per diluted share, compared to a net loss of $8.6 million in the first quarter of 2003, or $0.27 per share. This compares to the fourth quarter 2003 net loss of $2.4 million, or $0.08 per share. Net income for the first quarter of 2004 includes approximately $1.0 million in pretax gains resulting from the sale of certain marketable securities and the sale of the Company's thermal control business.

Doug Schatz, chairman and chief executive officer, said, "We experienced strong demand in all product groups, driven by continued momentum in the semiconductor capital equipment market and the market leading positions we have secured in high-growth semiconductor processing applications. This sales growth, coupled with the progress we've made to streamline our operating infrastructure, enabled us to achieve significant profitability in the first quarter. Our commitment to continued product innovation drives our ability to capture new opportunities and expand our market reach over a wide range of plasma-based processing applications.

"Our decision to move out of the thermal control business is part of our continued focus on core competencies. The wafer chiller line is based on highly differentiated technology, and we are not willing to devote the resources required to meaningfully promote and support these products given our target long-term operating model for sustainable profitability throughout industry cycles.


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
Advanced Energy Reports First Quarter 2004 Results - Page 2
April 15, 2004


 "Towards the end of the first quarter, we were seeing indications that order patterns are leveling out as the market absorbs the recent surge in capital equipment purchases. We anticipate second quarter revenue in the $107 million to $115 million range and an earnings per share range of $0.20 to $0.25. We continue to make progress in our transition to a more variable operating model, targeting sustainable, ongoing improvements to our incremental operating margin," said Mr. Schatz.

FIRST QUARTER CONFERENCE CALL

Management will host a conference call today, Thursday, April 15, 2004 at 5:00 pm Eastern time to discuss Advanced Energy's financial results. You may access this conference call by dialing 888-713-4717. International callers may access the call by dialing 706-679-7720. For a replay of this teleconference, please call 706-645-9291, and enter the pass code 6231765. The replay will be available through Thursday, April 22, 2004. There will also be a webcast available at www.advanced-energy.com.

ABOUT ADVANCED ENERGY

Advanced Energy is a global leader in the development and support of technologies critical to high-technology manufacturing processes used in the production of semiconductors, flat panel displays, data storage products, compact discs, digital video discs, architectural glass, and other advanced product applications.

Leveraging a diverse product portfolio and technology leadership, Advanced Energy creates solutions that maximize process impact, improve productivity and lower the cost of ownership for its customers. This portfolio includes a comprehensive line of technology solutions in power, flow, thermal management, and plasma and ion beam sources for original equipment manufacturers (OEMs) and end-users around the world.

Advanced Energy operates in regional centers in North America, Asia and Europe and offers global sales and support through direct offices, representatives and distributors. Founded in 1981, Advanced Energy is a publicly held company traded on the Nasdaq National Market under the symbol AEIS. For more information, please visit our corporate website: www.advanced-energy.com.

SAFE HARBOR STATEMENT

This press release contains certain forward-looking statements, including the company's expectations with respect to Advanced Energy's financial results for the second quarter of 2004. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the volatility and cyclicality of the semiconductor and semiconductor capital equipment industries, Advanced Energy's ongoing ability to develop new products in a highly competitive industry characterized by increasingly rapid technological


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


Advanced Energy Reports First Quarter 2004 Results - Page 3
April 15, 2004


changes, Advanced Energy's ability to successfully integrate acquired companies' operations, and other risks described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements, as filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov . Copies may also be obtained from Advanced Energy's website at www.advanced-energy.com or contacting Advanced Energy's investor relations at 970-221-4670. The company assumes no obligation to update the information in this press release.


                                       ###

CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE DATA)



                                                           Quarter Ended March 31,
                                                           2004              2003
                                                       ------------      ------------
Sales                                                  $    104,487      $     56,158
Cost of sales                                                66,073            38,208
                                                       ------------      ------------
Gross profit                                                 38,414            17,950
Operating expenses:
     Research and development                                13,410            13,367
     Sales and marketing                                      8,037             8,330
     General and administrative                               5,767             4,529
     Amortization of intangible assets                        1,170             1,100
     Restructuring charges                                      220             1,509
                                                       ------------      ------------
          Total operating expenses                           28,604            28,835
Income (loss) from operations                                 9,810           (10,885)
Other (expense) income, net                                  (1,155)           (2,750)
                                                       ------------      ------------
Income (loss) before income taxes                             8,655           (13,635)
(Provision) Benefit for income taxes                         (1,731)            5,045
                                                       ------------      ------------
Net Income (loss)                                      $      6,924      $     (8,590)
                                                       ============      ============
Basic net income (loss) per share:                     $       0.21      $      (0.27)
Diluted net income (loss) per share:                   $       0.21      $      (0.27)
Basic weighted-average common shares outstanding             32,581            32,159
Diluted weighted-average common shares outstanding           33,593            32,159
                                                       ------------      ------------

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN THOUSANDS)



                                                                      March 31,      December 31,
                                                                        2004             2003
                                                                    ------------     ------------
ASSETS
Current Assets:
     Cash and cash equivalents                                      $     43,996     $     41,522
     Marketable securities                                                84,045           93,691
     Accounts receivable                                                  79,013           61,927
     Income tax receivable                                                   465              151
     Inventories                                                          72,148           65,703
     Other current assets                                                  3,827            5,486
                                                                    ------------     ------------
Total current assets                                                     283,494          268,480
Property and equipment, net                                               45,273           44,725
Deposits and other                                                         6,306            5,630
Goodwill and intangibles, net                                             86,529           88,943
Demonstration and customer service equipment, net                          4,266            3,934
Deferred debt issuance costs, net                                          2,765            3,019
                                                                    ------------     ------------
Total assets                                                        $    428,633     $    414,731
                                                                    ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Trade accounts payable                                         $     33,072     $     23,066
     Other current liabilities                                            26,046           28,216
     Current portion of capital leases and senior borrowings               8,239            8,582
     Accrued interest payable on convertible subordinated notes            1,810            2,460
                                                                    ------------     ------------
Total current liabilities                                                 69,167           62,324
Long-term Liabilities:
    Capital leases and senior borrowings                                   4,935            6,168
    Deferred income tax liability, net                                     4,787            4,672
    Convertible subordinated notes payable                               187,718          187,718
    Other long-term liabilities                                            2,095            2,015
                                                                    ------------     ------------
Total long-term liabilities                                              199,535          200,573
Total liabilities                                                        268,702          262,897
Stockholders' equity                                                     159,931          151,834
                                                                    ------------     ------------
Total liabilities and stockholders' equity                          $    428,633     $    414,731
                                                                    ============     ============



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


CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN THOUSANDS)



                                                         Three Months Ended March 31,
                                                            2004              2003
                                                        ------------      ------------
NET CASH USED IN OPERATING ACTIVITIES                   $     (4,344)     $     (4,579)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES            8,003            (5,460)

NET CASH USED IN FINANCING ACTIVITIES                         (1,588)           (1,981)

EFFECT OF CURRENCY TRANSLATION ON CASH                           403               134
                                                        ------------      ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               2,474           (11,886)
CASH AND EQUIVALENTS, beginning of period                     41,522            70,188
                                                        ------------      ------------
CASH AND EQUIVALENTS, end of period                     $     43,996      $     58,302
                                                        ============      ============



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